GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                 -----------------------------------------------
                                   NEXIA
                               INTERNATIONAL


April 18, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549~

Re:    Golf Entertainment, Inc.
       File Ref No: 0-18303

Ladies and Gentlemen:

We have read the statements made by Golf Entertainment, Inc. in Item 4 of its Form 8-K, which was filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm. However, we provide the following additional information. We have no basis to agree or disagree with the statements of the registrant regarding the retention of James E. Slayton, CPA's, Ltd. contained in the first paragraph of Item 4(a); our auditor's report on the financial statements at and for the year ended December 31, 2000, referred to in the second paragraph of Item 4(a), was modified as to "going concern," and; we have no basis to agree or disagree with the statements contained in the first paragraph of Item 4(b).

Very truly yours,

/s/ Goldstein Golub Kessler LLP
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GOLDSTEIN GOLUB KESSLER LLP





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